SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2003

Metawave Communications Corporation
 (Exact name of Registrant as specified in its charter)

Delaware	0-24673	91-1673152
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15231 NE 95th Street
Redmond, WA 98052
 (Address of principal executive offices)(zip code)

(425) 702-5600
 (Registrant's telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure

        Metawave Communications Corporation, a Delaware corporation (“Metawave Communications”), has filed its monthly operating report for the month of April 2003 (the “Monthly Report”) with the United States Bankruptcy Court for the Western District of Washington in Case No. 03-11272, portions of which are attached hereto as Exhibit 99.1. The Monthly Report was filed pursuant to Rule 2015 under the United States Bankruptcy Code, in connection with Metawave Communication’s voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code.

        The The Company cautions readers not to place undue reliance upon the information contained in the Monthly Report. The Monthly Report contains information that has not been audited or reviewed by independent accountants, is limited in scope, covers a limited time period and is in a format prescribed by the applicable bankruptcy laws, which does not represent financial information in accordance with generally accepted accounting principles. There can be no assurance that the Monthly Report is complete. Opening amounts on the UST-12, Comparative Balance Sheet were established as estimated recoverable values and estimated claims payable at the time of the Company's bankruptcy filing (January 31, 2003). The Monthly Report also contains information for periods different from those contained in the Company's reports pursuant to the SecuritiesExchange Act of 1934, as amended. The Company undertakes no obligation to update or revise the Monthly Report.

Item 7.                Financial Statements and Exhibits

(c) Exhibits. 99.1 Monthly Bankruptcy Report for the month of April 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange act of 1934, as amended, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METAWAVE COMMUNICATIONS CORPORATION (Registrant)

Date: April 23, 2003	By: /s/ Randy Scheer Randy Scheer Vice President of Finance

INDEX TO EXHIBITS
Exhibit Number	Description
99.1	Monthly Bankruptcy Report for the month of April 2003.

Exhibit 99.1

Exhibit 99.1

Metawave Communications Corporation
UST-12, Comparative Balance Sheet
Case Number 03-11272
unaudited

	March 31, 2003	April 30, 2003
ASSETS
Current Assets
Cash	730,240	2,920,406
Accounts Receivable (net)	19,849	23,722

Other Current Assets
Inventory	427,097	239,174
Insurance Recovery Receivable	663,308	557,027
Other Receivables	225,602	232,884
Prepaid Insurance	188,623	77,664
Prepaid Legal Expenses	55,000	55,000
Total Other Current Assets	1,559,630	1,161,749
Total Current Assets	2,309,719	4,105,877
Fixed Assets
Equipment	203,500	176,425
Patents	1,300,000	1,040,000
Total Fixed Assets	1,503,500	1,216,425
Other Assets
Rent Deposits	38,641	16,732
TOTAL ASSETS	3,851,859	5,339,033

LIABILITIES AND EQUITY
Liabilities
Post-Petition Liabilities
Accounts Payable
Post - Accounts Payable	12,374	21,761
Post - Accrued Legal Expense	200,000	311,376
Post - Deferred Revenue	-	569,395
Post - Employee Benefits	6,513	11,697
Post - Payroll & Bonus Payable	40,261	134,601
Post - Taxes Payable	1,322	9,708
Total Post-Petition Liabilities	260,470	1,058,538

Pre-Petiton Liabilities
Unsecured Debt	1,471,494	1,471,494
Accrued Warranty Payable
Priority Debt
Employee Benefits	2,667	2,667
Taxes	586,471	586,471
Wages	61,060	61,060
Priority Debt	650,198	650,198
Secured Debt	473,050	472,027
Total Pre-Petition Liabilities	2,594,742	2,593,719
Total Liabilities	2,855,211	3,652,257

Equity
Preferred	20,000,074	20,000,074
Capital Stock	340,460,278	340,460,278
Opening Bal Equity	(359,463,704)	(358,773,576)
Total Equity	996,648	1,686,776
TOTAL LIABILITIES AND EQUITY	3,851,859	5,339,033

Metawave Communications Corporation
UST-13, Comparative Income Statement
Case Number 03-11272
unaudited

	March 2003	April 2003
Sales	-	1,654,395
Cost of Goods Sold	-	447,923
Gross Profit	-	1,206,472
Other Operating Expenses
Officers' Salaries	69,627	126,760
Other Salaries	52,504	75,269
Employee Benefits/Payroll Taxes	9,780	22,314
Insurance	110,959	108,348
Rent	9,057	17,623
General and Administrative	126,294	114,119
Total Other Operating Expenses	378,221	464,433
Net Operating Loss	(378,221)	742,039
Other Income	19,177	10,821
Gain on Change in Accounting Estimate - Accrued Warranty Payable	250,000	-
Gain on Sale of Assets	-	43,549
Loss on Change in Accounting Estimate - Insurance Recovery Receivable	(150,000)	(106,281)
Loss from Termination of Lease Agreements	200,000	-
Net Loss	(59,045)	690,128